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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                  FORM 8-K





                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                      Date of Report: January 28, 1999
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                       Liberty Group Publishing, Inc.
          ---------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)



         Delaware                     333-46957                  36-4197635
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(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)



         3000 Dundee Road, Northbrook, Illinois                   60062
         ----------------------------------------                 -----
         (Address of Principal Executive Offices)              (Zip Code)


      Registrant's telephone number, including area code (847) 272-2244
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On January 13, 1999 (but effective by agreement for accounting purposes as of January 1, 1999) the Registrant (through Liberty Group Operating, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Registrant's Subsidiary")) purchased (i) all of the issued and outstanding shares of capital stock (the "Life Printing Shares") of Life Printing & Publishing Co., Inc., an Illinois corporation ("Life Printing"), from the shareholders of Life Printing (the "Shareholders"), and (ii) certain real property in Oak Brook, Illinois (the "Jongo Real Property") owned by Jongo Real Estate Partnership ("Jongo"), an Illinois general partnership and an affiliate of the Shareholders, and leased to Life Printing.

     Prior to this transaction, other than the relationship between the Shareholders and Jongo, no material relationship existed between the Registrant and the Shareholders or Jongo, or between any affiliates of such entities.

     At the closing of the transaction, the Registrant (a) paid to the Shareholders $23,784,004 in cash, (b) deposited an additional $2,500,000 of the cash purchase price otherwise payable to the Shareholders into an escrow account until April 16, 2000 pursuant to the Escrow Agreement between the Shareholders, the Registrant's Subsidiary and Old Kent Bank, as escrow agent, and (c) assumed approximately $285,406 of bank indebtedness which the Registrant paid in full immediately after the closing. In addition, the Registrant paid $2,700,000 to Jongo for the Jongo Real Property. By acquisition of the Life Printing Shares, the Registrant acquired substantially all of the assets owned by Life Printing, including the mastheads, trade names, trademarks, service marks and other marks (and the goodwill associated therewith), subscriber lists, cash on hand as of December 31, 1998 of $1,284,004, inventory, accounts receivable (net of a reserve for bad debts) of $1,054,062, equipment and real property located in Berwyn, Illinois of the newspapers published, marketed and distributed by Life Printing.

     The cash portion of the purchase price in this transaction was paid out of proceeds from the Registrant's existing credit facility with its lenders, Citicorp USA, Inc., as Administrative Agent and Swingline Lender, Citibank, N.A., as Issuing Bank, BT Alex. Brown Incorporated as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent and Bank of America NT & SA, as Co-Agent.

(b)  The Registrant acquired (i) the Life Printing Shares from the
     Shareholders and thereby acquired substantially all of the assets owned by Life Printing in its business of publishing, marketing and distributing newspapers and (ii) the Jongo Real Property from Jongo. The Registrant will use these assets for the same purposes as previously used by Life Printing.

The foregoing summary of the terms of the transaction is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement dated as of December 16, 1998 by and


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between the shareholders of Life Printing, Jongo and Registrant's Subsidiary, a
copy of which is filed as an exhibit to this Report and is hereby incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     Audited financial statements of Life Printing required pursuant to Regulation S-X cannot be provided at this time, but shall be filed as soon as practicable and in no event later than 60 days after the date by which this Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

     The pro forma financial information required pursuant to Article 11 of Regulation S-X cannot be provided at this time, but shall be filed as soon as practicable and in no event later than 60 days after the date by which this Report on Form 8-K is required to be filed.

(c)  Exhibits

     2.1 Stock Purchase Agreement, dated as of December 16, 1998, by and between the shareholders of Life Printing & Publishing Co., Inc., Jongo Real Estate Partnership and Liberty Group Operating, Inc.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Liberty Group Publishing, Inc.



Date:  January 28, 1999             By: /s/ KENNETH L. SEROTA
                                       -----------------------------------------

                                    Title: President and Chief Executive Officer
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                                Exhibit Index
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Exhibit #                        Item
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   2.1         Stock Purchase Agreement, dated as of
               December 16, 1998, by and between the
               shareholders of Life Printing & Publishing
               Co., Inc., Jongo Real Estate Partnership and Liberty Group Operating, Inc.






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